CONVERSION AND SETTLEMENT AGREEMENT

            This CONVERSION AND SETTLEMENT AGREEMENT (this "Agreement") dated as of November 11, 2005, by and among Roy Piceni ("Piceni") and Satellite Enterprises Corp., a Nevada corporation (the "Company").

            WHEREAS, Piceni is the holder of debt in the principal balance of approximately $1,523,180, including accounts payable and debentures, but not including late fees, penalties and default fees, if any.

            WHEREAS, the Company has requested that PICENI assist the Company in its effort to effect a recapitalization and pay off certain debt obligations from the Company's balance sheet, including the repayment of approximately $3,380,000 of debt

            WHEREAS, to so assist the Company as requested, PICENI has agreed to convert the sum of $1,500,000 (the "Debt") into 177,533 shares of the Company's Class A Preferred Stock, which is convertible into common stock at the rate of 1,000 shares of common stock per share of Class A Preferred Stock, and 22,466,806 shares of common stock of the Company (the "Securities");

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   CONVERSION

            Section 1.1 Conversion. The Company and PICENI hereby agree that the Debt (including any unpaid interest on such Debt) is hereby converted into 177,533 shares of the Company's Class A Preferred Stock and 22,466,806 shares of common stock of the Company. The Class A Preferred Stock shall be convertible into common stock at the rate of 1,000 shares of common stock per share of Class A Preferred Stock, and shall automatically convert into common stock on the effective date of an amendment to the Company's Articles of Incorporation to increase the authorized shares of common stock to a sufficient number to allow all of the outstanding shares of Class A Preferred Stock to be converted.

            Section 1.2 Closing. The closing of the transactions referred to in
Section 1.1 hereof (the "Closing") shall take place as soon as possible after full execution of this Agreement, or at such other time as the parties may agree upon. Such time and date are herein referred to as the "Closing Date." The Company shall take such action as is required to cause the Certificate of Designations attached hereto as Exhibit 1 to become effective as soon as possible, and upon such effectiveness, shall issue the shares of Class A Preferred Stock to PICENI.


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                                   ARTICLE II

                         REPRESENTATIONS OF THE COMPANY

            The Company represents and warrants, as follows:

            Section 2.1 Common Stock. The Class A Preferred Stock to be delivered to PICENI shall be validly issued, duly authorized, fully paid and non-assessable.

            Section 2.2 Authorization and Validity of Agreement. The Company has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due execution of this Agreement by PICENI, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

            Section 2.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated herein and the other transactions contemplated hereby
(a) will not violate the provisions of the Certificate of Incorporation or Bylaws of the Company, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which Company is bound or by which any of its properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date (as defined in Section 1.3), and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Company is a party, or by which they or any of its properties or assets may be bound.

                                   ARTICLE III

                               CERTAIN AGREEMENTS

            Section 3.1 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            Section 3.2 Authorization of Common Stock. The Company agrees to take such action as is necessary to increase the Company's authorized shares of common stock as soon as practicable so that the Class A Preferred Stock can be converted into common stock.


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            Section 3.3. Remaining Loans. The Company agrees that all remaining debt and loans owed to Piceni shall be convertible into common stock of the Company at the rate of $0.0075 per share of common stock. In the event Piceni elects to make any additional advances to the Company, such advances will be added to the existing loans, and shall therefore be convertible at the rate of $0.0075 per share of common stock.

                                   ARTICLE IV

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

            Section 4.1 Survival of Representations. The representations and warranties set forth in this Agreement shall survive for three years after the Closing Date.

                                    ARTICLE V

                                  MISCELLANEOUS

            Section 5.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

            Section 5.2 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            Section 5.3 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.


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            Section 5.4 Assignments, Successors and No Third-Party Rights. No
party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

            Section 5.5 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            Section 5.6 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

            Section 5.7 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            Section 5.8 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, so long as such facsimile or e-mail is followed by a copy sent by mail; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated on the signature page hereof (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties).

            Section 5.9 Governing Law; Consent to Jurisdiction. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada applicable to contracts made and to be performed entirely within the State of Nevada.

            Section 5.10 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.


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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their respective officers who have been duly authorized, all as of the day and year first above written.

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ROY PICENI                               SATELLITE ENTERPRISES CORP.

BY:                                      BY:
  -------------------------------           -------------------------------
Roy Piceni                               Name:
                                         Title:

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